UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2010
REGENERX BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15070	52-1253406

(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

15245 Shady Grove Road, Suite 470, Rockville, MD	20850

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (301) 208-9191
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On May 17, 2010, RegeneRx Biopharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Maxim Group LLC (the “Representative”), as representative of the several underwriters named on Schedule A of the Underwriting Agreement, providing for the offer and sale in a firm commitment underwritten public offering (the “Offering”) of 11,500,000 units of its securities, consisting of an aggregate of 11,500,000 shares of its common stock and warrants to purchase an aggregate of 4,600,000 shares of its common stock, at a public offering price of $0.41 per unit (less an underwriting discount of $0.0328 per unit). Each unit consists of one share of the Company’s common stock and 0.4 of a warrant to purchase one share of common stock (the “Unit Warrants”). Each Unit Warrant is exercisable until May 21, 2015 and represents the right to purchase one share of the Company’s common stock at an exercise price of $0.56 per whole share. The Offering, which was subject to customary closing conditions, closed on May 21, 2010.
Pursuant to the Underwriting Agreement, the Company granted the Representative an option for a period of 45 days to purchase up to an additional 1,725,000 units to cover over-allotments, if any. In addition, pursuant to the Underwriting Agreement, the Company issued to the Representative, at the closing of the Offering, a warrant to purchase 805,000 shares of the Company’s common stock at an exercise price of $0.45 per share (the “Representative’s Warrant”), which Representative’s Warrant is exercisable beginning on November 17, 2010 and continuing until May 17, 2015. The Representative’s Warrant also provides for one demand registration until May 17, 2015 and unlimited piggyback registration rights as of November 21, 2010 with respect to the underlying shares.
The net proceeds to the Company from the sale of the units, after deducting underwriting discounts and commissions, including a corporate finance fee in the amount of 1% of the gross proceeds from the Offering, and other estimated offering expenses, are expected to be approximately $3.9 million (or $4.5 million if the over-allotment option is exercised in full).
In connection with the Offering, certain of the Company’s officers, directors and significant stockholders entered into 90-day “lock-up” agreements, whereby they have agreed, subject to certain customary exceptions, to refrain from selling or otherwise disposing of securities of the Company without the consent of the Representative, and the Company has agreed to a similar 90-day “lock-up” period.
In connection with the offering, on May 21, the Company entered into a Warrant Agreement with American Stock Transfer & Trust Company, LLC (“AST”), pursuant to which AST will act as warrant agent for the Unit Warrants. The Warrant Agreement also sets forth the terms and conditions of the Unit Warrants. Among other terms and conditions, the Warrant Agreement provides that, in the event the closing sale price of the Company’s common stock is at least $1.78 per share for any 20 trading days within a period of 30 consecutive trading days, the Company may call the Unit Warrants for redemption, at a redemption price of $0.01 per Unit Warrant, by providing at least 30 days notice to each Unit Warrant holder.
The Offering is being made pursuant to a registration statement on Form S-1 (Registration No. 333-166146, which was declared effective by the Securities and Exchange Commission (the “SEC”) on May 17, 2010), and a final prospectus filed with the SEC on May 18, 2010. The foregoing descriptions of the Underwriting Agreement, Warrant Agreement, Unit Warrants, Representative’s Warrant and other documents relating to the Offering do not purport to be complete and are qualified in their entirety by reference to the full text of these documents and securities, forms or copies of which are filed as exhibits hereto and incorporated herein by reference.
The Company issued a press release announcing the pricing of the Offering on May 18, 2010. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement between RegeneRx Biopharmaceuticals, Inc. and Maxim Group LLC, as representative of the underwriters named on Schedule A thereto, dated May 17, 2010.

4.1	Warrant Agreement between RegeneRx Biopharmaceuticals, Inc. and American Stock Transfer & Trust Company, LLC, as Warrant Agent, dated May 21, 2010.

4.2*	Form of Warrant Certificate.

4.3	Representative’s Warrant.

99.1	Press release dated May 18, 2010.

*	Incorporated by reference to Exhibit 4.6 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-166146), filed with the SEC on May 17, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

REGENERX BIOPHARMACEUTICALS, INC.
Date: May 21, 2010	By:	/s/ C. Neil Lyons
C. Neil Lyons
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement between RegeneRx Biopharmaceuticals, Inc. and Maxim Group LLC, as representative of the underwriters named on Schedule A thereto, dated May 17, 2010.

4.1	Warrant Agreement between RegeneRx Biopharmaceuticals, Inc. and American Stock Transfer & Trust Company, LLC, as Warrant Agent, dated May 21, 2010.

4.2 *	Form of Warrant Certificate.

4.3	Representative’s Warrant.

99.1	Press release dated May 18, 2010.

*	Incorporated by reference to Exhibit 4.6 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-166146), filed with the SEC on May 17, 2010.